UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2018, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), issued a Senior Secured Convertible Promissory Note in the principal amount of $500,000 to Sergey Gogin (the “2018 Note”). In addition, on March 6, 2019, the Company issued Senior Secured Convertible Promissory Notes each in the principal amounts of $50,000 to Catalytic Capital LLC and YVSGRAMORAH LLC (each, a “2019 Note” and, together, with the 2018 Note, the “Notes”). Each of the Notes is currently in default.

On January 28, 2021, the Company entered into amendments to each of the Notes pursuant to which the conversion price for all principal and accrued and unpaid interest was reduced to $0.01 per share. In exchange for the reduction of the conversion price, each of the Notes was amended so that the maturity dates are March 1, 2022, all prior Events of Default (as defined in the Notes) including penalties, were waived, and all future Events of Default (as defined in the Notes) pertaining to the future payment of interest were waived through maturity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: February 3, 2021	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

2